                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                 WM TRUST II
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                WM GROUP OF FUNDS
                              CALIFORNIA MONEY FUND



                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 27, 2005

TO THE SHAREHOLDERS OF THE CALIFORNIA MONEY FUND:


Notice is hereby given that a Special Meeting of Shareholders of California Money Fund (the "Fund"), a series of WM Trust II, will be held on October 27, 2005 at 10:00 a.m. Pacific time, at the main office of the Fund at 1201 Third Avenue, Seattle, Washington 98101, for the following purposes:


1. To approve the liquidation of the Fund; and


2. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.


Shareholders of record at the close of business on September 21, 2005 are entitled to notice of, and to vote at, the Meeting.


By order of the Board of Trustees,


John T. West, Secretary


_________, 2005

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

PLEASE RESPOND -- YOUR VOTE IS IMPORTANT WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PLEASE COMPLETE, SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE SO THAT YOU WILL BE REPRESENTED AT THE MEETING.
--------------------------------------------------------------------------------

                                WM GROUP OF FUNDS
                              CALIFORNIA MONEY FUND



                                 PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees (the "Trustees") of WM Trust II (the "Trust") for use at the Special Meeting of Shareholders of the California Money Fund (the "Fund"), a series of the Trust, to be held at 10:00 a.m., Pacific time, on October 27, 2005, at 1201 Third Avenue, Seattle, Washington, and at any adjournment or adjournments thereof (the "Meeting"). This Proxy Statement and its enclosures are being mailed to shareholders beginning on or about ____________, 2005.



A COPY OF THE TRUST'S MOST RECENT ANNUAL REPORT MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO WM FUNDS DISTRIBUTOR, INC., P.O. BOX 8024, BOSTON, MASSACHUSSETTS 02266-8024 OR BY CALLING (800) 222-5852.


I.  GENERAL


All shareholders of record of the Fund as of the close of business on September 21, 2005, the record date for determining shareholders entitled to vote at the Meeting (the "Record Date"), are entitled to one vote for each share of beneficial interest of the Fund held as of that date, and each fractional share shall be entitled to a proportional fractional vote. The aggregate number of shares of beneficial interest of the Fund for all classes issued and outstanding as of the Record Date was ___________.


Timely, properly executed proxies will be voted as you instruct. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR THE APPROVAL OF THE PROPOSED LIQUIDATION. At any time before it has been voted, the enclosed proxy may be revoked by the signer by a written revocation received by the Secretary of the Trust, by properly executing a later-dated proxy or by attending the Meeting, requesting the return of any previously delivered proxy and voting in person.


The holders of a majority of the shares of the Fund outstanding as of the Record Date, present in person or represented by proxy, constitute a quorum for the transaction of business by the shareholders of the Fund at the Meeting. Approval of the Proposed Agreement requires the vote of a majority of the outstanding voting securities as defined in the 1940 Act. A "majority of the outstanding voting securities," as defined in the 1940 Act, means the lesser of (1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund.


Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Trust as tellers for the Meeting. The tellers will count the total number of votes cast "for" approval of Proposal 1 for purposes of determining whether sufficient affirmative votes have been cast. The tellers will count all shares represented by proxies that reflect abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or the persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions and broker non-votes will have the effect of a negative vote on the Proposal. Solicitation of proxies by personal interview, mail, telephone and facsimile may be made by officers and Trustees of the Trust and employees of WM Advisors, Inc. (the "Advisor") and its affiliates. The Trust has retained Georgeson Shareholder Communications Inc. ("Georgeson"), to aid in the tabulation of proxies. The costs of retaining Georgeson and other expenses incurred in connection with the solicitation of proxies, and the costs of holding the Meeting, will be borne by the Advisor. The anticipated cost associated with the solicitation of proxies by Georgeson is $______.


                      PROPOSAL FOR LIQUIDATION OF THE FUND


BACKGROUND


The Fund began operations on July 10, 1989, as a series of the Trust. During the period from commencement of operations through June 30, 2005, the Fund's assets reached a level of $20.4 million. The Trustees have considered the total asset level of the Fund, the performance of the Fund both before and after deducting certain expenses arising from the operation of the Fund and the impact on the Fund's investment results of the relatively small size of the Fund.

Notwithstanding the marketing of the Fund's shares, growth in the Fund's assets has been slow. Marketing efforts, including the waiver of a portion of its fees by the Advisor have not been successful in significantly increasing the size of the Fund. Sales of the Fund shares have not been sufficient, in the judgment of the Trustees, to allow the Fund to spread expenses over a sufficient asset base to ensure its economic viability. The Advisor has waived a portion of its fees for the majority of the time since the Fund's inception. In the absence of such waiver, the Fund's investment returns would have been reduced. Additionally, on August 11, 2005, the Advisor reimbursed the Fund $45,473 for capital losses incurred in previous years.

The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing the relatively small size of the Fund and the time and effort required to effect such a transaction, management of the Fund concluded that the expense of a merger or transfer of the assets to another mutual fund would outweigh any benefits shareholders of the Fund could reasonably expect to realize from such a transaction. At its August 9, 2005 meeting, the Trustees considered that the Advisor had not been able to collect its full advisory fee during the life of the Fund and that there would be no prospect that this would change in the near future. In the absence of adequate compensation over long periods, the Trustees felt it would not be economically feasible for the Advisor to continue to manage the Fund.

For the fiscal year ended October 31, 2004, the Fund's total expenses were 0.82% without fee waivers and 0.58% after fee waivers.


The Trustees concluded that an increase in Fund expenses attributable to an eventual discontinuance of the fee waiver in the future would significantly reduce the Fund's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis made it unlikely that the Fund could achieve a significant increase in asset size and achieve economies of scale. The Trustees therefore concluded that it would be in the interest of the shareholders of the Fund to liquidate the Fund promptly, in accordance with a Plan of Liquidation and Dissolution.


PLAN OF LIQUIDATION AND DISSOLUTION


The Board of Trustees (the "Trustees") has approved the following Plan of Liquidation and Dissolution (the "Plan").

    1. EFFECTIVE DATE OF THE PLAN AND CESSATION OF THE FUND'S BUSINESS AS AN INVESTMENT COMPANY. The Plan will become effective on the date of its adoption and approval by a majority of the outstanding shares of the Fund. Following this approval, the Fund (i) will cease to invest its assets in accordance with its investment objective and will sell the portfolio securities it owns in order to convert its assets to cash;
        (ii) will not engage in any business activities except for the purposes of winding up its assets to shareholders after the payment to (or reservation of assets for payment to) all creditors of the Fund; and
        (iii) will terminate in accordance with the laws of the Commonwealth of Massachusetts and the Trust's Agreement and Declaration of Trust.


    2. CLOSING OF BOOKS AND RESTRICTION OF TRANSFER AND REDEMPTION OF SHARES. The proportionate interests of shareholders in the assets shall be fixed on the basis of their respective holdings on the Effective Date of the Plan. On such date the books of the Fund will be closed and the shareholders' respective interests will not be transferable.

    3. LIQUIDATING DISTRIBUTION. As soon as possible after shareholder approval of the Plan, and in any event within 14 days thereafter, the Trust on behalf of the Fund will mail to each shareholder of record on the effective date of the Plan a liquidating cash distribution equal to the shareholder's proportionate interest in the net assets of the Fund and information concerning the sources of the liquidating distribution.


    4. EXPENSES. The Advisor will bear all expenses incurred by the Fund in carrying out the Plan, such as the mailing and tabulation of proxies, and legal fees associated with executing the Plan. It is expected that other liabilities of the Fund incurred or expected to be incurred prior to the date of the liquidating distribution will be paid by the Fund, or set aside for payment, prior to the mailing of the liquidating distribution. The total liabilities of the Fund prior to the liquidating distribution are estimated to be [$X,000]. This amount includes the amounts accrued for regular expenses of the Fund such as for custodial and transfer agency services, legal, audit and Trustees fees and printing costs. Any expenses and liabilities attributed to the Fund subsequent to the mailing of the liquidating distribution will be borne by the Advisor.


    5. CONTINUED OPERATION OF THE FUND. After the date of mailing of liquidating distribution, the dissolution of the Fund will be effected. The Plan provides that the Trustees shall have the authority to authorize such variations from or amendments of the provisions of the Plan as may be necessary or appropriate to marshal the assets of the Fund and to effect the dissolution, complete liquidation and termination of the existence of the Fund and the purposes to be accomplished by the Plan.


GENERAL TAX CONSEQUENCES

The Fund will sell all of its current assets in connection with the Plan. Any net capital gains recognized by the Fund resulting from such sales (including after the application of any available capital loss carryforwards) would be distributed to shareholders as taxable dividends. Taxes on such dividends would be determined by how long the Fund owned the assets that generated the gains, rather than how long shareholders owned their shares in the Fund. Distributions of net capital gains from the sale of assets that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends would be taxable to shareholders as long-term capital gains. Distributions of gains from the sale of assets that the Fund owned for one year or less would be taxable as ordinary income. The Fund's sale of all its current assets will result in the Fund realizing more short-term capital gains and ordinary income subject to tax at ordinary income tax rates than it would ordinarily recognize.

Each shareholder who receives a distribution in complete liquidation of the Fund will recognize a gain or loss for federal income tax purposes if and to the extent that the amount of the distribution exceeds or falls below one dollar per share, respectively. Assuming that the shareholder holds the Fund's shares as capital assets, such a gain or loss will be capital gain or loss and will be a long-term or short-term capital gain depending on the shareholder's holding period for the shares.


The Fund anticipates that it will retain its qualification as a regulated investment company under the Internal Revenue Code of 1986, as amended, during the liquidation period and, therefore, will not be taxed on any of its net income from the sale of its assets that is distributed to shareholders in the form of dividends (including properly designated dividends of net capital gain). The Fund anticipates that it will continue to qualify to pay exempt-interest dividends during the liquidation period. If the shareholders do not approve the Plan, the Fund will continue to exist as a registered investment company in accordance with its stated objective and policies. The Trustees would meet to consider what, if any, steps to take in the interest of shareholders.


Shareholders are free to redeem their shares prior to the liquidation.


The tax consequences discussed herein may affect shareholders differently depending upon their particular tax situations unrelated to the liquidating distribution, and accordingly, this summary is not a substitute for careful tax planning on an individual basis. Shareholders should consult their tax advisors about the precise tax consequences of receiving the liquidating distribution discussed herein in light of their particular tax situation, including possible foreign, state, local or other applicable tax laws.


TRUSTEES' RECOMMENDATION


THE TRUSTEES OF THE TRUST RECOMMEND THAT SHAREHOLDERS OF THE FUND VOTE FOR APPROVAL OF THE PROPOSED PLAN.


Approval of the Proposed Agreement requires the vote of a majority of the outstanding voting securities as defined in the 1940 Act. A "majority of the outstanding voting securities," as defined in the 1940 Act, means the lesser of
(1) 67% of the shares of the Fund represented at the Meeting, if more than 50% of the shares of the Fund are represented at the Meeting, or (2) more than 50% of the outstanding shares of the Fund.


III.  ADDITIONAL INFORMATION


The Trust is an open-end management investment company organized in 1989 as a business trust under the laws of the Commonwealth of Massachusetts. The Trust is a series investment company with seven investment portfolios. The Fund is one of those portfolios and is not diversified. The address of the Trust is 1201 Third Avenue, Seattle, Washington 98101.


The Principal Executive Officer and Directors of the Advisor and their principal occupations are listed below. The address for each is 1201 Third Avenue, Seattle, WA 98101.


      NAME                                  PRINCIPAL OCCUPATION

William G. Papesh                   Director and President of the Advisor;
                                    WM Funds Distributor, Inc. and WM
                                    Shareholder Services, Inc.

Michael L. Amato                    Director of the Advisor, WM Funds
                                    Distributor, Inc. and WM Shareholder
                                    Services, Inc. and Executive Vice
                                    President and President, Retail Banking
                                    of Washington Mutual Bank, FA and
                                    Washington Mutual Bank fsb.

Mike E. Brandeberry                 Director of the Advisor and Senior Vice
                                    President of Washington Mutual Bank,
                                    Washington Mutual Bank, FA and
                                    Washington Mutual Bank fsb.

Melissa R. Martinez                 Director of the Advisor, WM Funds
                                    Distributor, Inc. and WM Shareholder
                                    Services, Inc. and Senior Vice President
                                    of Washington Mutual Bank

Scott Pelkola                       Director of the Advisor, WM Funds
                                    Distributor, Inc. and WM Shareholder
                                    Services, Inc. and Senior Vice President
                                    of Washington Mutual Bank, Washington
                                    Mutual Bank, FA and Washington Mutual
                                    Bank fsb.

Gary J. Pokrzywinski                Director and Senior Vice President of the
                                    Advisor; Director of WM Funds
                                    Distributor, Inc. and WM Shareholder
                                    Services, Inc.

Debra C. Ramsey                     Director and Senior Vice President of the
                                    Advisor, WM Funds Distributor, Inc. and
                                    WM Shareholder Services, Inc.


INFORMATION ABOUT THE ADVISOR


The Advisor is registered under the Advisers Act and has been in the investment management business since 1944. The Advisor is a subsidiary of Washington Mutual, Inc. The principal address of Washington Mutual, Inc. is 1201 Third Avenue, Seattle, Washington 98101.

OWNERSHIP OF SHARES AND VOTING INFORMATION


As of the Record Date, to the knowledge of the Trust, the Trustees and officers of the Trust, as a group, owned less than one percent of each class of shares of the Fund and of the Fund as a whole.


As of the Record Date, except as noted below, no persons owned of record or beneficially 5% or more of the noted class of shares of the Fund:


                     Shares
                  Beneficially     Percentage of
                     Owned          Shares Owned
Class A                -                 -


CERTAIN TRUSTEES AND OFFICERS OF THE TRUST


The following persons are both officers or Trustees of the Trust and officers or directors of the Advisor: William G. Papesh, Director and President of the Advisor, is the President and Chief Executive Officer of the Trust; Gary J. Pokrzywinski, Director and Senior Vice President of the Advisor, is Senior Vice President of the Trust, Debra C. Ramsey, Director and Senior Vice President of the Advisor, is Senior Vice President of the Trust, Randall L. Yoakum, Senior Vice President of the Advisor is Senior Vice President of the Trust, Jeffrey L. Lunzer, First Vice President of the Advisor is First Vice President, Chief Financial Officer and Treasurer of the Trust; John T. West, First Vice President of the Advisor, is First Vice President, Chief Compliance Officer, Secretary and Anti-Money Laundering Compliance Officer of the Trust; and Wendi B. Bernard, Assistant Vice President of the Advisor, is Assistant Vice President and Assistant Secretary of the Trust.


TRANSFER AGENT AND PRINCIPAL UNDERWRITER


The Fund's transfer agent is WM Shareholder Services, Inc. The Fund's Principal Underwriter is WM Funds Distributor, Inc. The principal business address of each is 1201 Third Avenue, Seattle, Washington 98101.


OTHER MATTERS


In the event that a quorum is not present for purposes of acting on the Proposal or if sufficient votes in favor of the Proposal are not received by the time of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a plurality of the shares present in person or represented by proxy at the session of the Meeting to be adjourned. The persons named as proxies will vote in favor of such adjournment those proxies which they are entitled to vote in favor of the Proposal. They will vote against any such adjournment those proxies required to be voted against the Proposal and will not vote any proxies that direct them to abstain from voting on the Proposal.


Although the Meeting is called to transact any other business that may properly come before it, the only business that management intends to present or knows that others will present is contained in the Proposal, as mentioned in the Notice of Special Meeting. However, you are being asked on the enclosed proxy to authorize the persons named therein to vote in accordance with their judgment with respect to any additional matters which properly come before the Meeting, and on all matters incidental to the conduct of the Meeting.



SHAREHOLDER PROPOSALS AT FUTURE MEETINGS


The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust at a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.


[date of mailing]

[WM Group of Funds Letterhead]

[date of mailing]

[DEAR WM CALIFORNIA MONEY FUND SHAREHOLDER:

The enclosed proxy statement solicits your vote as a shareholder of the WM California Money Fund (the "Fund") for the purpose of approving its liquidation. This proxy statement is designed to give you detailed information about the proposal. After you have reviewed this material carefully, we encourage you to follow the Fund's Board of Trustees' (the "Trustees") recommendation by voting "FOR" the proposal.


The officers of the Fund sought to determine whether a merger or transfer of assets would be possible, and if it would produce desirable results for shareholders. After reviewing the relatively small size of the Fund and the time and effort required to effect such a transaction, management of the Fund concluded that the expense of a merger or transfer of the assets to another mutual fund would outweigh any benefits shareholders of the Fund could reasonably expect to realize from such a transaction.


At its August 9, 2005 meeting, the Trustees considered that the Advisor had not been able to collect its full advisory fee during the life of the Fund and that there would be no prospect that this would change in the near future. In the absence of adequate compensation over long periods, the Trustees felt it would not be economically feasible for the Advisor to continue to manage the Fund. The Trustees of the Fund concluded that an increase in fund expenses attributable to an eventual discontinuance of the fee waiver in the future would significantly reduce the Fund's returns. Moreover, the presence of larger funds with similar objectives better able to operate on an efficient basis made it unlikely that the Fund could achieve a significant increase in asset size and achieve economies of scale. The Trustees therefore concluded that it would be in the interest of the shareholders of the Fund to liquidate the Fund promptly, in accordance with a Plan of Liquidation and Dissolution.


WE HIGHLY RECOMMEND THAT YOU DISCONTINUE ALL SYSTEMATIC TRANSACTIONS AS WELL AS WRITING DRAFTS FOR YOUR ACCOUNT AFTER OCTOBER 1, 2005. THIS WILL HELP ENSURE THAT NO TRANSACTIONS ARE REJECTED AND THAT ALL DRAFTS ARE PAID PRIOR TO THE FUND'S LIQUIDATION. ADDITIONALLY, IN ANTICIPATION OF THE SHAREHOLDER VOTE TO CLOSE THE FUND, NO NEW DRAFT ORDERS WILL BE ACCEPTED AFTER OCTOBER 1. PLEASE ALSO NOTE THAT WE WILL NOT BE ABLE TO HONOR DRAFTS FOR PAYMENT AFTER THE CLOSURE AND LIQUIDATION OF THE FUND.


A special meeting of shareholders has been scheduled for October 27, 2005 at 10:00 a.m., Pacific Time, at the main office of the Fund at 1201 Third Avenue, Seattle, Washington 98101. While you are invited to attend the meeting, most shareholders cast their vote by completing the accompanying proxy card. Your vote is essential. Please vote as soon as possible using any of the following methods:


     - Touch tone telephone -- please refer to your proxy card.

     - Internet -- please refer to your proxy card.

     - Mail -- sign and date your proxy card, and mail it back in the enclosed postage-paid envelope.

We appreciate your investment in the WM Group of Funds, and look forward to serving your investment needs in the years to come. If you have questions, please contact your Investment Representative or call (800) 222-5852.

Sincerely,



/s/ William G. Papesh

William G. Papesh

President]

           -PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING-
                                WM GROUP OF FUNDS
                              CALIFORNIA MONEY FUND
                    PROXY SOLICITED BY THE BOARD OF TRUSTEES
          PROXY FOR SPECIAL MEETING OF SHAREHOLDERS ON OCTOBER 27, 2005

The undersigned hereby appoints William G. Papesh and John T. West, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated on the reverse side, at the Special Meeting of Shares of the California Money Fund (the "Fund"), a series of WM Trust II, on October 27, 2005 at 10:00 a.m. Pacific time (the "Meeting"), and any adjournments(s) thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.


IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST IN THE MANNER DIRECTED, AND WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER(S) ON ANY OTHER MATTERS THAT MY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF. IF THIS PROXY IS PROPERLY EXECUTED BUT NO DIRECTION IS MADE, SUCH VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH PROPOSAL.


PLEASE VOTE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                     [DATE]


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Signature(s) NOTE: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer's office. If a partner, sign in the partnership name.

--------------------------------------------------------------------------------


           -PLEASE FOLD AND DETACH CARD AT PERFORATION BEFORE MAILING-

Please fill in box(es) as shown using black or blue ink or number 2 pencil [X] PLEASE DO NOT USE FINE POINT PENS.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS.

In their discretion, the proxies are authorized to vote upon such other matters that may properly come before the Meeting or any adjournment(s) thereof. The Trustees recommend a vote FOR the Proposal.


                                             FOR        AGAINST     ABSTAIN

1. To approve the proposed liquidation
   of the California Money Fund.             [ ]          [ ]          [ ]


                  PLEASE SIGN AND DATE ON THE REVERSE SIDE AND
                   RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          VOTE TODAY BY MAIL USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
                  VOTE BY TOUCHTONE PHONE AT [(800) 690-6903],
                   OR VOTE VIA THE INTERNET BY [LOGGING ONTO
                               WWW.PROXYWEB.COM.]